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                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE                           CONTACT:  Steven G. Felsher
                                                          212-546-2440

                  Grey Stockholders  Agree to Merge with WPP
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New York, NY - March 3, 2005......Grey Global Group Inc. (NASDAQ: GREY)
announced today that its stockholders approved its merger with WPP plc at a special meeting of Grey's stockholders in New York. The deal is expected to close early next week.

Grey has operated as an independent company since it was founded in 1917. It became a public company in 1965. It will continue to operate as a separate entity within the WPP group of companies.

Grey Global Group Chief Executive Officer Edward H. Meyer said that the merger will allow Grey to tap into the prodigious resources of WPP and to continue its singular commitment to building its clients' businesses.


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Grey Global Group ranks among the largest global communications companies in the world. Grey Global Group operates branded independent business units in many communications disciplines including general advertising, public relations/public affairs, direct marketing, internet communications, healthcare marketing, brand strategy and design, and on-line and off-line media services.

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